UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 21, 2014. At the Annual Meeting, the shareholders voted on: (i) the election of each of the Company’s three nominees for Class A directors; and (ii) a proposal to approve the compensation of executive officers (referred to as the 2014 say-on-pay proposal). The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

The shareholders of the Company elected all of the Class A directors by the following vote:

Class A Nominees	For	Withheld	Broker Non-Vote
Michael J. Cestone, Jr.	9,291,963	873,603	-
Joseph J. Gentile	9,805,682	359,884	-
Louis A. DeNaples	9,650,798	514,768	-

2. Proposal No. 2: 2014 say-on-pay proposal.

The shareholders of the Company approved the 2014 say-on-pay proposal by the following vote:

For	Against	Abstain	Broker Non-Vote
9,707,019	394,853	63,694	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: May 23, 2014